Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Second Quarter 2018 Results

•	Net Income Attributable to Common Stockholders of $.52 Per Share Compared to $1.08 Per Share for the Same Quarter of 2017 (2017 Includes Gains on Sales of Real Estate Investments of $.64 Per Share)

•	Funds from Operations of $1.16 Per Share Compared to $1.05 Per Share for the Same Quarter Last Year, an Increase of 10.5%

•
Funds from Operations Excluding Gain on Casualties and Involuntary Conversion ($.03 Per Share in Second Quarter 2018) of $1.13 Per Share Compared to $1.05 Per Share for the Same Quarter Last Year, an Increase of 7.6%

•	Same Property Net Operating Income (PNOI) Growth of 6.5%

•	97.0% Leased, 96.4% Occupied as of June 30, 2018; Average Occupancy of 96.0% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 11.9% (13.5% Increase Excluding R&D Leases in Santa Barbara)

•	Started Construction of Five Development Projects Totaling 719,000 Square Feet in Miami, Orlando, Dallas, San Antonio and Ft. Myers with Projected Total Costs of $65 Million

•	Transferred Five Development Projects and Value-Add Acquisitions Totaling 705,000 Square Feet to the Real Estate Portfolio

•	Development Program Consisted of 17 Projects (2.0 Million Square Feet) at June 30, 2018 with a Projected Total Investment of $171 Million

•	Acquired 247,000 Square Feet of Operating Properties in Atlanta and Chino, CA for $28 Million

•	Paid 154th Consecutive Quarterly Cash Dividend: $.64 Per Share

•	Issued 750,282 Shares of Common Stock at an Average Price of $91.01 During the Quarter with Gross Proceeds of $68 Million

•	Expanded Borrowing Capacity of Unsecured Bank Credit Facilities to $395 Million

•	Closed $60 Million of Senior Unsecured Private Placement Notes With a Fixed Interest Rate of 3.93%

•	Repaid a $50 Million Unsecured Term Loan With a Fixed Interest Rate of 3.91%

JACKSON, MISSISSIPPI, July 19, 2018 - EastGroup Properties, Inc. (NYSE: EGP) (the Company) announced today the results of its operations for the three and six months ended June 30, 2018.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our second quarter results are a testament to the strength of our team and the industrial market. We are a beneficiary of both a robust commercial real estate market and continuing favorable evolution within the last mile logistics market. The 10.5% increase in quarterly FFO compared to prior year represents over seven years of consecutive quarterly increases with the exception of one quarter — an affirmation of our in-fill, shallow bay, Sunbelt operating strategy."

EARNINGS PER SHARE
On a diluted per share basis, earnings per common share (EPS) was $.52 for the three months ended June 30, 2018, compared to $1.08 for the same period of 2017. The Company's property net operating income (PNOI) increased by $4,705,000 ($.13 per share) for the three months ended June 30, 2018, as compared to the same period of 2017.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EastGroup recognized net gains on sales of real estate investments of $21,855,000 ($.64 per share) in the second quarter of 2017; there were no sales during the second quarter of 2018. During the three months ended June 30, 2018, EastGroup recognized gain on casualties and involuntary conversion of $1,150,000 ($.03 per share), compared to zero during the same period of 2017.

Diluted EPS for the six months ended June 30, 2018, was $1.34 compared to $1.47 for the same period of 2017. PNOI increased by $9,144,000 ($.26 per share) for the six months ended June 30, 2018, as compared to the same period last year. EastGroup recognized net gains on sales of real estate investments and non-operating real estate of $10,308,000 ($.29 per share) during the six months ended June 30, 2018, compared to $21,815,000 ($.65 per share) during the same period of 2017. During the six months ended June 30, 2018, EastGroup recognized gain on casualties and involuntary conversion of $1,150,000 ($.03 per share), compared to zero during the same period of 2017.

FUNDS FROM OPERATIONS
For the quarter ended June 30, 2018, funds from operations attributable to common stockholders (FFO) was $1.16 per share compared to $1.05 per share for the same quarter of 2017, an increase of 10.5%. Excluding gain on casualties and involuntary conversion of $1,150,000 ($.03 per share) recognized in the second quarter of 2018, FFO increased 7.6%.

PNOI increased by $4,705,000, or 9.9%, during the quarter ended June 30, 2018, compared to the same period of 2017. PNOI increased $3,023,000 from same property operations, $2,080,000 from newly developed and value-add properties and $336,000 from 2017 and 2018 acquisitions; PNOI decreased $739,000 from operating properties sold in 2017 and 2018.

Same PNOI increased 6.5% for the quarter ended June 30, 2018, compared to the same quarter in 2017; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), same PNOI increased 6.4%. Rental rates on new and renewal leases (4.7% of total square footage) increased an average of 11.9% for the quarter. Excluding leases signed at University Business Center, a research and development building complex in Santa Barbara, rental rates on new and renewal leases increased an average of 13.5% for the quarter.

FFO for the six months ended June 30, 2018, was $2.32 per share compared to $2.04 per share during the same period of 2017, an increase of 13.7%. Excluding gain on casualties and involuntary conversion of $1,150,000 ($.03 per share) recognized in the six months ended June 30, 2018, FFO increased 12.3%.

PNOI increased by $9,144,000, or 9.6%, during the six months ended June 30, 2018, compared to the same period of 2017. PNOI increased $5,510,000 from newly developed and value-add properties, $4,181,000 from same property operations and $812,000 from 2017 and 2018 acquisitions; PNOI decreased $1,367,000 from operating properties sold in 2017 and 2018.

Same PNOI increased 4.6% for the six months ended June 30, 2018, compared to the same period in 2017; on a cash basis, same PNOI increased 4.5%. Rental rates on new and renewal leases (9.6% of total square footage) increased an average of 15.1% for the six months ended June 30, 2018.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS
In late April, EastGroup acquired Gwinnett 316, a 65,000 square foot business distribution building in Atlanta, for $4.4 million. The 100% occupied building is located within Atlanta’s I-85 industrial corridor near the Company’s Gwinnett Progress Center. This acquisition brings the Company’s total ownership in Atlanta (including a property under construction) to 890,000 square feet.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

During June, EastGroup acquired Eucalyptus Distribution Center in Chino, California, for $23.3 million. The 182,000 square foot distribution building is 100% occupied. This acquisition increased the Company’s ownership in the Los Angeles area to 2.3 million square feet.

Subsequent to quarter-end, the Company closed the acquisition of Siempre Viva Distribution Center in the Otay Mesa submarket of San Diego. The 115,000 square foot multi-tenant distribution center was acquired for $14 million. The addition of this property brings EastGroup’s ownership in San Diego to 580,000 square feet.

DEVELOPMENT
During the second quarter, EastGroup began construction of five development projects totaling 719,000 square feet in Miami, Orlando, Dallas, San Antonio and Ft. Myers. The projected total cost for these investments is $65 million.

The development projects started in the first six months of 2018 are detailed in the table below:

Development Projects Started in 2018	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

West Road 5	Houston, TX	58,000	06/2019	$5,300
Broadmoor 2	Atlanta, GA	111,000	10/2019	7,400
Gateway 1	Miami, FL	200,000	11/2019	22,800
Horizon XI	Orlando, FL	135,000	11/2019	10,400
SunCoast 5	Ft. Myers, FL	81,000	11/2019	7,700
Parc North 5	Dallas, TX	100,000	02/2020	9,200
Tri-County Crossing 1 & 2	San Antonio, TX	203,000	02/2020	14,600
Total Development Projects Started		888,000		$77,400

At June 30, 2018, EastGroup’s development program consisted of 17 projects (2,007,000 square feet) in 10 cities. The projects, which were collectively 27% leased as of July 18, 2018, have a projected total cost of $171 million.

During the second quarter, EastGroup transferred (at the earlier of 90% occupied or one year after completion) five development projects and value-add acquisitions to the real estate portfolio. The projects, which contain 705,000 square feet, are located in Orlando, Atlanta, San Antonio, Ft. Myers and Tucson.

The development projects and value-add acquisitions transferred to the real estate portfolio during the first six months of 2018 are detailed in the table below.

Development Projects and Value-Add Acquisitions Transferred to Real Estate Properties in 2018	Location	Size	Conversion Date	Cumulative Cost as of 6/30/18	Percent Leased as of 7/18/18
		(Square feet)		(In thousands)

Alamo Ridge IV	San Antonio, TX	97,000	03/2018	$7,814	100%
Oak Creek VII	Tampa, FL	116,000	03/2018	7,123	100%
Weston	Ft. Lauderdale, FL	134,000	03/2018	15,757	100%
Progress Center 1 & 2 (1)	Atlanta, GA	132,000	04/2018	10,478	23%
Horizon X	Orlando, FL	104,000	05/2018	7,424	100%
SunCoast 4	Ft. Myers, FL	93,000	05/2018	9,264	100%
Country Club V	Tucson, AZ	305,000	06/2018	22,993	100%
Eisenhauer Point 3	San Antonio, TX	71,000	06/2018	6,493	100%
Total Projects Transferred		1,052,000		$87,346	90%

(1) This project, which was recently developed by the seller, was acquired by EastGroup on 12/12/17 during the lease-up phase.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Subsequent to quarter-end, the Company began construction of Steele Creek V, a 54,000 square foot, multi-tenant business distribution building in Charlotte. The project, which is currently 56% leased, has a projected total cost of $5.4 million.

DIVIDENDS
EastGroup paid cash dividends of $.64 per share in the second quarter of 2018. This was the Company’s 154th consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 25 consecutive years. The Company has increased it 22 years within that period, including increases in each of the last six years.  The Company’s payout ratio of dividends to FFO was 55% for the quarter.  The annualized dividend rate of $2.56 per share yielded 2.7% on the closing stock price of $94.79 on July 18, 2018.

FINANCIAL STRENGTH AND FLEXIBILITY
EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 24.3% at June 30, 2018.  For the second quarter, the Company had interest and fixed charge coverage ratios of 5.65x and a debt to earnings before interest, taxes, depreciation and amortization for real estate (EBITDAre) ratio of 5.48x.

During the second quarter, EastGroup issued and sold 750,282 shares of common stock under its continuous equity program at an average price of $91.01 per share, providing net proceeds to the Company of $68 million.

Subsequent to quarter-end, EastGroup issued and sold 13,800 shares of common stock at an average price of $94.64 per share, providing net proceeds to the Company of $1.3 million. Year-to-date through July 19, 2018, the Company issued and sold 943,583 shares of common stock at an average price of $89.48 per share, providing net proceeds to the Company of over $83 million.

In mid-April, EastGroup closed $60 million of senior unsecured private placement notes with an insurance company. The notes have a 10-year term and a fixed interest rate of 3.93% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In June, the Company repaid (with no penalty) a $50 million unsecured term loan with an interest rate of 3.91% and an original maturity date in December 2018.

In June, EastGroup amended and restated its unsecured revolving credit facilities which previously were scheduled to mature in July 2019 and now mature in July 2022. The capacity on the Company’s $300 million facility was increased to $350 million with the same group of nine banks, and the interest rate remained at LIBOR plus 100 basis points with an annual facility fee of 20 basis points. The capacity on EastGroup’s $35 million facility was increased to $45 million, and the interest rate remained at LIBOR plus 100 basis points with an annual facility fee of 20 basis points. The margin and facility fee for both facilities are subject to changes in the Company’s credit ratings.

In June, Moody's Investors Service affirmed EastGroup's issuer rating of Baa2 with a stable outlook.

OUTLOOK FOR 2018
EPS for 2018 is now estimated to be in the range of $2.29 to $2.37.  Estimated FFO per share attributable to common stockholders for 2018 is now estimated to be in the range of $4.57 to $4.65. The table below reconciles projected net income attributable to common stockholders to projected FFO.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

	Low Range		High Range
	Q3 2018	Y/E 2018	Q3 2018	Y/E 2018
	(In thousands, except per share data)

Net income attributable to common stockholders	$16,983	81,256	17,697	84,088
Depreciation and amortization	23,037	90,608	23,037	90,608
Gain on sales of depreciable real estate investments	—	(10,222)	—	(10,222)
Funds from operations attributable to common stockholders	$40,020	161,642	40,734	164,474

Diluted shares	35,739	35,406	35,739	35,406

Per share data (diluted):
Net income attributable to common stockholders	$0.48	2.29	0.50	2.37
Funds from operations attributable to common stockholders	1.12	4.57	1.14	4.65

The following assumptions were used for the mid-point:

Metrics	Guidance for Q3 2018	Revised Guidance for Year 2018	April Earnings Release Guidance for Year 2018	Actual for Year 2017
FFO per share	$1.12 - $1.14	$4.57 - $4.65	$4.51 - $4.61	$4.26
FFO per share increase over prior year period	4.6%	8.2%	7.0%	6.0%
Same Property Net Operating Income (PNOI) growth:
Straight-line basis	3.9% - 4.3%	2.5% - 3.5% (1)	2.5% - 3.5% (1)	2.8%
Cash basis (2)	5.2% - 5.6%	3.3% - 4.3% (1)	3.2% - 4.2% (1)	3.3%
Average quarterly same PNOI growth - Straight-line basis	n/a	4.2%	4.0%	3.6%
Average month-end occupancy	94.8%	95.6%	95.5%	95.5%
Lease termination fee income	$75,000	$290,000	$361,000	$468,000
Bad debt expense (No identified bad debts for remainder of 2018)	$250,000	$585,000	$840,000	$499,000
Development starts:
Square feet	522,000	1.7 million	1.4 million	1.3 million
Projected total investment	$40 million	$140 million	$120 million	$109 million
Value-add property acquisitions	$14 million	$14 million	None	$10 million
Operating property acquisitions	$26 million	$66 million	$40 million	$55 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$8 million	$36 million	$40 million	$38 million
Gain (loss) on sales of non-operating real estate	None	$86,000	$86,000	$293,000
Unsecured debt closing in period	None	$140 million at 4.3% weighted average interest rate	$140 million at 4.3% weighted average interest rate	$60 million at 3.46%
Common stock issuances	$12.5 million	$110 million	$50 million	$111 million
General and administrative expense	$3.3 million	$13.8 million	$13.7 million	$15.0 million

(1) Includes properties which have been in the operating portfolio since 1/1/17 and are projected to be in the operating portfolio through 12/31/18.

(2) Beginning on 1/1/18, the Cash basis for 2018 and 2017 excludes straight-line rent adjustments and amortization of above/below market rent intangibles. In previous years, this metric excluded straight-line rent adjustments only. See the Definitions section of this press release for additional information about the change in this operating metric.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

DEFINITIONS
The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

EastGroup sometimes refers to PNOI from Same Properties as "Same PNOI" in this press release and the accompanying reconciliation. Same Properties is defined as operating properties owned during the entire current period and prior year reporting period. Properties developed or acquired are excluded until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are excluded.

The Company's chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) in making decisions. EBITDAre is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

In a press release dated January 17, 2018, the Company, along with a group of other leading industrial REITs (the Industrial REIT Group), announced that the Industrial REIT Group has agreed on a consistent methodology to calculate various non-GAAP property operating metrics. These non-GAAP metrics include common methodologies for determining property stabilization and occupancy as well as reporting of comparative changes in rental rates and tenant retention rates. In addition, the Industrial REIT Group has agreed on the definition of the annual pool of properties (same property pool) used in calculating same property net operating income growth (same property NOI). Specifically, the annual same property pool will only include properties held as of the beginning of the prior calendar year which were stabilized (according to the agreed upon definition) throughout both periods presented.

Beginning in the first quarter of 2018, all members of the Industrial REIT Group have agreed to calculate these non-GAAP metrics based on the agreed upon methodologies. These conforming changes do not have a material impact on EastGroup's non-GAAP metrics for periods prior to 2018. The actual results for 2018 and outlook for 2018 included in this earnings release are based on the revised methodologies.

As a result of the efforts of the Industrial REIT Group, EastGroup made the following conforming changes, effective January 1, 2018:

•
The Company transfers development properties to the operating portfolio at the earlier of 90% occupancy or one year after shell completion. EastGroup's previous policy was to transfer properties at the earlier of 80% occupancy or one year after shell completion.

•
The calculation of the Company's rental rate change no longer excludes leases for space which has been vacant for more than 24 months. All leases are now included, with the exception of short-term leases with terms less than 12 months and leases of first generation space in properties acquired or developed by EastGroup.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•
The calculation of same property NOI on the cash basis excludes straight-line rent adjustments and amortization of above/below market rent intangibles. In prior periods, EastGroup included the amortization of above/below market rent intangibles in its calculation of same property NOI on the cash basis.

CONFERENCE CALL
EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company’s current operations on Friday, July 20, 2018, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-877-876-9176 (conference ID: EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Friday, July 27, 2018.  The telephone replay can be accessed by dialing 1-800-688-4915, and the webcast replay can be accessed through a link on the Company's website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION
Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION
EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 50,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes approximately 40.6 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS
The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
REVENUES
Income from real estate operations	$73,720	67,855	145,840	133,992
Other revenue	1,165	39	1,248	56
	74,885	67,894	147,088	134,048
EXPENSES
Expenses from real estate operations	21,453	20,244	42,129	39,251
Depreciation and amortization	22,808	20,865	44,493	41,090
General and administrative	3,740	2,903	7,203	8,381
	48,001	44,012	93,825	88,722
OPERATING INCOME	26,884	23,882	53,263	45,326
OTHER INCOME (EXPENSE)
Interest expense	(8,842)	(9,015)	(17,449)	(17,701)
Gain on sales of real estate investments	—	21,855	10,222	21,855
Other	222	255	976	470
NET INCOME	18,264	36,977	47,012	49,950
Net income attributable to noncontrolling interest in joint ventures	(37)	(87)	(72)	(241)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	18,227	36,890	46,940	49,709
Other comprehensive income (loss) - cash flow hedges	1,186	(984)	4,792	426
TOTAL COMPREHENSIVE INCOME	$19,413	35,906	51,732	50,135

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.52	1.09	1.34	1.48
Weighted average shares outstanding	35,196	33,987	34,944	33,676
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.52	1.08	1.34	1.47
Weighted average shares outstanding	35,259	34,040	34,998	33,722

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

NET INCOME	$18,264	36,977	47,012	49,950
(Gain) on sales of real estate investments	—	(21,855)	(10,222)	(21,855)
(Gain) loss on sales of non-operating real estate	—	—	(86)	40
(Gain) on sales of other	—	—	(427)	—
Interest income	(35)	(61)	(90)	(123)
Other revenue	(1,165)	(39)	(1,248)	(56)
Depreciation and amortization	22,808	20,865	44,493	41,090
Company's share of depreciation from unconsolidated investment	31	31	62	62
Interest expense (1)	8,842	9,015	17,449	17,701
General and administrative expense (2)	3,740	2,903	7,203	8,381
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(81)	(137)	(160)	(348)
PROPERTY NET OPERATING INCOME (PNOI)	$52,404	47,699	103,986	94,842
COMPONENTS OF PNOI:
PNOI from Same Properties	$49,405	46,382	94,190	90,009
PNOI from 2017 and 2018 Acquisitions	515	179	1,605	793
PNOI from 2017 and 2018 Development and Value-Add Properties	2,607	527	8,196	2,686
PNOI from 2017 and 2018 Operating Property Dispositions	(6)	733	209	1,576
Other PNOI	(117)	(122)	(214)	(222)
TOTAL PNOI	$52,404	47,699	103,986	94,842
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$18,227	36,890	46,940	49,709
Depreciation and amortization	22,808	20,865	44,493	41,090
Company's share of depreciation from unconsolidated investment	31	31	62	62
Depreciation and amortization from noncontrolling interest	(44)	(49)	(88)	(104)
(Gain) on sales of real estate investments	—	(21,855)	(10,222)	(21,855)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$41,022	35,882	81,185	68,902
NET INCOME	$18,264	36,977	47,012	49,950
Interest expense (1)	8,842	9,015	17,449	17,701
Depreciation and amortization	22,808	20,865	44,493	41,090
Company's share of depreciation from unconsolidated investment	31	31	62	62
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	49,945	66,888	109,016	108,803
(Gain) on sales of real estate investments	—	(21,855)	(10,222)	(21,855)
EBITDA for Real Estate (EBITDAre)	$49,945	45,033	98,794	86,948
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.52	1.08	1.34	1.47
Funds from operations (FFO) attributable to common stockholders	$1.16	1.05	2.32	2.04
Weighted average shares outstanding for EPS and FFO purposes	35,259	34,040	34,998	33,722

(1)  Net of capitalized interest of $1,401 and $1,312 for the three months ended June 30, 2018 and 2017, respectively; and $3,003 and $2,958 for the six months ended June 30, 2018 and 2017, respectively.

(2) Net of capitalized development costs of $1,110 and $1,350 for the three months ended June 30, 2018 and 2017, respectively; and $2,233 and $2,594 for the six months ended June 30, 2018 and 2017, respectively.